EXHIBIT 28.1
                                               ------------
               ANNUAL STATEMENT AS TO COMPLIANCE
                     UCFC LOAN TRUST 1996-B1
                     UCFC LOAN TRUST 1996-B2
                  RESERVE ACCOUNT TRUST 1996-B


      In accordance with Section 9.16 of that certain Pooling and Servicing Agreement relating to UCFC Loan Trust 1996-B1, UCFC Loan Trust 1996-B2 and Reserve Account Trust 1996-B dated as of June 1, 1996 (the "Pooling and Servicing Agreement"), by and among UCFC Acceptance Corporation, as depositor, United Companies Lending Corporation, as servicer (the "Servicer"), and Bankers Trust Company of California, N.A., as trustee, the undersigned officer of the Servicer does hereby certify as follows: (i) a review of the activities of the Servicer during 1996 and of performance under the Pooling and Servicing Agreement has been made under the undersigned officer's supervision; and (ii) to the best of such undersigned officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement for 1996.

     EXECUTED this 25th day of March, 1997.

                         /s/ C. GERON HARGON
                         --------------------------------
                         C. Geron Hargon
                         President
                         United Companies Lending Corporation


                               PAGE 7